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                                                                   EXHIBIT (e.2)

                                   EXHIBIT A
                           INDEX SERIES OF THE FUND

                                 iSHARES, INC.
                       (Formerly, WEBS INDEX FUND, INC.

     iShares MSCI Australia Index Fund
     iShares MSCI Austria Index Fund
     iShares MSCI Belgium Index Fund
     iShares MSCI Brazil (Free) Index Fund
     iShares MSCI Canada Index Fund
     iShares MSCI EMU Index Fund
     iShares MSCI France Index Fund
     iShares MSCI Germany Index Fund
     iShares MSCI Greece Index Fund
     iShares MSCI Hong Kong Index Fund
     iShares MSCI Indonesia (Free) Index Fund iShares MSCI Italy Index Fund iShares MSCI Japan Index Fund iShares MSCI Malaysia (Free) Index Fund iShares MSCI Mexico (Free) Index Fund iShares MSCI Netherlands Index Fund iShares MSCI Pacific (Free) ex Japan Index Fund iShares MSCI Portugal Index Fund iShares MSCI Singapore (Free) Index Fund iShares MSCI South Africa Index Fund iShares MSCI South Korea Index Fund iShares MSCI Spain Index Fund iShares MSCI Sweden Index Fund iShares MSCI Switzerland Index Fund iShares MSCI Thailand (Free) Index Fund iShares MSCI Taiwan Index Fund iShares MSCI Turkey Index Fund iShares MSCI United Kingdom Index Fund iShares MSCI USA Index Fund